EXHIBIT 99.1
Southside Bancshares, Inc. Declares Fourth Quarter and Special Cash Dividends and Receives Regulatory Approvals for Merger with Diboll State Bancshares, Inc.

Tyler, Texas (November 2, 2017) - The Board of Directors of Southside Bancshares, Inc. (“Southside”), (NASDAQ: SBSI), parent company of Southside Bank declared a regular quarterly cash dividend of $0.28 per common share. In a separate action, the Board declared a special cash dividend of $0.02 per common share. The combined cash dividend of $0.30 per common share is payable to common stock shareholders of record on November 16, 2017. The cash dividend is scheduled for payment on November 30, 2017.

“The special cash dividend combined with the increase in the quarterly cash dividend during the second quarter of 2017 allows our shareholders to share in the success we have enjoyed during 2017 and will increase our total cash dividends paid for 2017 to $1.11 compared to $1.01 in 2016,” stated Lee Gibson, Chief Executive Officer of Southside.

Southside is also pleased to announce that it has received all regulatory approvals required to complete its merger with Diboll State Bancshares, Inc. ("Diboll"), which is scheduled to occur on or about November 30, 2017, subject to customary closing conditions.

After the merger, Southside will have 60 branches in Texas and combined assets of approximately $6.5 billion. The merger, which was unanimously approved by the board of directors of both Southside and Diboll, received the approval of Diboll’s shareholders on October 17, 2017.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $5.48 billion in assets that owns 100% of Southside Bank. Southside Bank currently has 43 branches in Texas and operates a network of 71 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://www.southside.com/about/investor-relations/. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Suni Davis at (903) 531-7235, or suni.davis@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of Southside Bancshares, Inc. or Diboll State Bancshares, Inc. may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to Southside’s or Diboll’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause Southside’s or Diboll’s actual results, respectively, to differ materially from the results discussed in the forward-looking statements. For example, statements about the proposed merger involving Southside and Diboll, including the expected timing of completion of the merger and other statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the risk that a condition to the closing of the merger may not be satisfied; (ii) the timing to consummate the proposed merger; (iii) the risk that the businesses will not be integrated successfully; (iv) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (v) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (vi) the diversion of management time on merger-related issues; and (vii) liquidity risk affecting Southside’s and Diboll’s abilities to meet its obligations when they come due. Additional information concerning Southside Bancshares, Inc., including additional factors that could materially affect its financial results, is included in Southside Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 under “Business” and Item 1A “Risk Factors,” and in Southside Bancshares, Inc.’s other filings with the Securities and Exchange Commission. Southside Bancshares, Inc. disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments, except to the extent required by law.

Additional Information
Southside Bancshares, Inc. has filed a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement included a proxy statement of Diboll State Bancshares, Inc. that also constitutes a prospectus of Southside Bancshares, Inc. The registration statement has been declared effective by the SEC and a definitive proxy statement/prospectus was delivered to the shareholders of Diboll State Bancshares, Inc. SOUTHSIDE BANCSHARES, INC. AND DIBOLL STATE BANCSHARES, INC. URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain (when available) copies of all documents filed with the SEC regarding the transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from: (i) Southside Bancshares, Inc.’s website (www.southside.com) under the tab “Investor Relations,” and then under the tab “Documents”; (ii) Southside Bancshares, Inc. upon written request to Corporate Secretary, P.O. Box 8444, Tyler, Texas 75711; or (iii) Diboll State Bancshares, Inc. upon written request to Jay Shands at 104 North Temple Drive, Diboll, TX 75941.